Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of June 1, 2021, among each of the parties identified as a Guaranteeing Subsidiary on the signature pages hereto (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Deluxe Corporation, a Minnesota corporation (the “Company”), the Company and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 1, 2021, providing for the issuance of an unlimited aggregate principal amount of 8.000% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, the Company has provided to the Trustee such documents as are required to be provided to it under Article 9 of the Indenture, and pursuant to Section 9.01 of the Indenture, the Trustee and the Guaranteeing Subsidiaries are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Guarantor. Each of the Guaranteeing Subsidiaries hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes and shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by such means. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

6.            Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiaries or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DELUXE CORPORATION

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Senior Vice President and Chief Financial Officer

FAPS HOLDINGS, INC., as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

FAPS HOLDINGS I, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

FAPS HOLDINGS II, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

QUICK PROCESSING, L.L.C., as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

FINANCIAL TRANSACTIONS, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

FIRST AMERICAN PAYMENT SYSTEMS, L.P., as a Guaranteeing Subsidiary

By: Quick Processing, L.L.C., its General Partner

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

CERTIFIED PAYMENT PROCESSING, L.P., as a Guaranteeing Subsidiary

By: Quick Processing, L.L.C., its General Partner

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

THINK POINT FINANCIAL, L.P., as a Guaranteeing Subsidiary

By: Quick Processing, L.L.C., its General Partner

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

GOVOLUTION, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

ELIOT MANAGEMENT GROUP, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

THINK POINT FINANCIAL, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

ACCELERATED CARD COMPANY, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

GOEMERCHANT, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

1STPAYGATEWAY, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

FITECH PAYMENTS, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

IATS, LLC, as a Guaranteeing Subsidiary

By:	/s/ Keith A. Bush
Name: Keith A. Bush
Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

[Signature Page to Supplemental Indenture]